SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): July 28, 2000


                             WESTERN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


             KANSAS                         1-3523                48-0290150
(State or Other Jurisdiction of    (Commission File Number)       (Employer
 Incorporation or Organization)                              Identification No.)



818 KANSAS AVENUE, TOPEKA, KANSAS                                   66612
(Address of Principal Executive Offices)                         (Zip Code)



                                 (785) 575-6300
               (Registrant's Telephone Number Including Area Code)





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                             WESTERN RESOURCES, INC.


Item 5.  Other Events


     As we have previously disclosed, Protection One, Inc., our approximately 85%-owned subsidiary, has been advised by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission that, in its view, there are errors in Protection One's previously filed financial statements that are material and which, in the view of the Staff, have had the effect of inflating reported earnings commencing with the year ended December 31, 1997. Protection One has had extensive discussions and held meetings with the Staff, and exchanged numerous letters extending over a period of more than 18 months, about the purchase price allocated to intangible customer accounts in the Multifamily and Westinghouse Security Systems acquisitions, the methodology Protection One has used to amortize intangible customer accounts and other matters. In Protection One's Form 10-Q for the quarter ended September 30 1999, it disclosed that Protection One restated our financial statements for 1998 and for the quarters ended March 31, 1999 and June 30, 1999 to reallocate portions of the initial purchase price for acquired businesses in its Multifamily business segment. The reallocations involved an increase of the amount allocated to customer accounts by $19 million, a reduction of goodwill by $13 million and an increase in deferred taxes payable by $6 million. In addition, following the conclusion of a comprehensive review of Protection One's amortization policy undertaken during the third quarter of 1999, Protection One changed the method it had historically used for amortizing the cost of customer accounts for its North American and Europe customer pools. The method used for these pools changed from a straight-line amortization over ten years to a ten-year 130% declining balance method in the case of the North America pool and a 125% declining balance method in the case of the Europe pool. The adoption of the declining balance method effectively shortened the estimated expected average customer life of these two customer pools. For further discussion of these changes and their effect on our financial results reference is made to our and Protection One's Form 10-Q for the quarter ended September 30, 1999.

     Following announcement of these changes, Protection One had no further communications from the Staff until April 4, 2000 when in response to our inquiry concerning processing of filings by Protection One the Staff resumed its inquiry on these matters.

     In a letter from the SEC Staff to Protection One dated May 16, 2000, the Staff stated that "the information that [Protection One] provided strongly suggests the presence of de-


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                                      -2-

partures from GAAP in Western Resources' accounting for the acquisition of [Westinghouse Security Systems], and in the subsequent accounting for those acquired assets by [Protection One]." More specifically, the Staff's letter states that it is concerned that Western Resources and Protection One "improperly inflated" reported earnings following the Westinghouse Security Systems acquisition. This letter also contains comments and requests for information concerning the initial and final valuation of Westinghouse Security Systems' customer accounts, the $12.75 million write down of the value of customer accounts acquired from Westinghouse Security Systems that was recorded in the fourth quarter of 1997, shortening of the estimated life of customer accounts acquired from Westinghouse Security Systems no later than the end of 1997 and the valuation of acquired alarm monitoring software.

     Protection One responded by letter dated May 31, 2000 to each of the comments contained in the Staff`s May 16th letter, indicated its strong disagreement with the views of the Staff and stated its belief that there are no issues of "inflated earnings," "departures from GAAP," or "errors" in its historic financial statements. Our and Protection One's independent public accountants, Arthur Andersen LLP, indicated they concurred with the accounting decisions of Protection One.

     After another exchange of letters in June as a result of which Protection One supplied more information to the Staff, on July 6, 2000, Protection One personnel and their advisors met with members of the Staff.

     Thereafter, in a letter to Protection One dated July 7, 2000, the Staff stated that Protection One's financial statements should be "revised to reflect corrections of accounting errors and revisions of disclosures" as more fully discussed in the July 7th letter. The Staff's letter discussed six areas which it believed required changes. Four of those areas relate to the acquisition of the security business of Westinghouse. The remaining two areas related to the accounting for ordinary amortization of security accounts and the accounting for the effects of unanticipated customer attrition. Among other things, the Staff stated its view that aspects of Protection One's accounting for the acquisition of the Westinghouse security business "could" be indicative of "manipulative intent"--a statement with which we and Protection One strongly disagree.


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                                      -3-

     By letter dated July 25, 2000, Protection One advised the Staff of Protection One's strong disagreement with the views of the Staff regarding these accounting matters. Arthur Andersen LLP has reviewed the correspondence, been consulted on responses to the SEC and have confirmed to the SEC staff that they are not aware of modifications needed to fairly present our or Protection One's historical financial statements.

     On July 25, 2000, the Staff advised Protection One orally that this matter had been referred to the Enforcement Division of SEC for consideration. Protection One has not been contacted by the staff of the Division of Enforcement. By letter dated July 27, 2000, the Corporation Finance Staff advised Protection One that they had reviewed Protection One's letter of July 25th, but had concluded "that any new information provided in [the letter] only confirms the views expressed in our July 7th letter." Accordingly, the Division of Corporation Finance repeated its request that Protection One amend its filings "in a manner that is fully responsive to our July 7th letter without further delay." The Staff advised that if amendments were not filed promptly, they would consider what action, if any, would be appropriate under the circumstances. In Protection One's July 25th letter, Protection One had requested the opportunity to meet again together with more senior members of the Staff to discuss these matters further--a meeting which the Staff in its July 27th letter indicated it would arrange.

     At present, neither we nor Protection One are able to predict the outcome of our disagreements with the Staff. To date, Protection One's discussions with the Staff have occurred over 18 months and the process of resolving these matters could extend over a protracted period. Were we and Protection One to make revisions to our financial statements, based upon our understanding of the Staff's request (the Staff has never indicated what values alternative to the ones used by Protection One it would find to be acceptable to it), such revisions would result in a material adverse effect on our financial position and results of operations. Neither we nor Protection One can predict what action the Staff may take, including enforcement action, that will further impact us or our financial statements, or the effect or timing of any such action if taken.





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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         WESTERN RESOURCES, INC.



Date:    July 28, 2000                   By:  /s/ James A. Martin
     --------------------------               ------------------------
                                              James A. Martin
                                              Vice President